Exhibit 4.1
ASPEN AEROGELS, INC.THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS,PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THEQUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES ANDLIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, ANDTHE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINEVARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFERAGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGALREPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THATMAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in fullaccording to applicable laws or regulations:TEN COM-as tenants in commonUNIF GIFT MIN ACT-Custodian. Cust)(Minor)TEN ENT-as tenants by the entiretiesunder Uniform Gifts to Minors Act State)JT TEN-as joint tenants with right of survivorshipUNIF TRF MIN ACT Custodian (until age.)and not as tenants in common(Cust) under Uniform Transfers to Minors Act.. Minor)(State)Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For value received hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Shares o transfer the said stock on the books of the within-named Company with full power of substitution in the premises. Attorney Dated 20 E(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks,Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVEDSIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15. Signature: Signature: Notice: The signature to this assignment must correspond with the nameas written upon the face of the certificate, in every particular,without alteration or enlargement, or any change whatever. he IRS requires that we report the cost basis of certain sharesacquired after January 1, 2011. If your shares were covered bythe legislation and you have sold or transferred the shares andrequested a specific cost basis calculation method, we haveprocessed as requested. If you did not specify a cost basiscalculation method, we have defaulted to the first in, first out(FIFO) method. Please visit our website or consult your taxadvisor if you need additional information about cost basis. If you do not keep in contact with us or do not have anyactivity in your account for the time periods specified by statelaw, your property could become subject to state unclaimedproperty laws and transferred to the appropriate state.

016570| 003590|127C|RESTRICTED||4|057-423 COMMON STOCKPAR VALUE $0.001COMMON STOCKTHIS CERTIFICATE IS TRANSFERABLE INCANTON, MA AND NEW YORK, NY CertificateNumberASPEN AEROGELS, INC.INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFIES THAT is the owner of SEE REVERSE FOR CERTAIN DEFINITIONS is the owner of FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF Aspen Aerogels, Inc. (hereinafter called the “Company”), transferable on the books of the Company inperson or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate andthe shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate ofIncorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with theCompany and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. ThisCertificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.Witnessthe facsimile seal of the Company and the facsimile signatures of its duly authorized officers. DATED COUNTERSIGNED AND REGISTERED:COMPUTERSHARE TRUST COMPANY, N.A.TRANSFER AGENT AND REGISTRAR,